UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

Form 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 4, 2020

Akorn, Inc.

(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court
Suite 300
Lake Forest, Illinois 60045
(Address of principal executive offices, including zip code)

(847) 279-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The NASDAQ Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of Akorn, Inc.’s (the “Company’s”) on-going exploration of strategic alternatives, on February 4, 2020, the compensation committee of the board of directors (the “Board”) of the Company recommended, and the Board approved, retention programs for the Company’s executive officers and all other U.S. salaried exempt employees for 2020.

The 2020 retention program for the Company’s executive officers (the “Participants”) provides a prepaid retention payment (the “Retention Bonus”) to each Participant, subject to the terms of a letter agreement (the “Letter Agreement”).

Pursuant to the Letter Agreement, a portion of the Retention Bonus is subject to repayment by the Participant if the Company’s Quality Metric (as defined in the Letter Agreement) is not satisfied as of December 31, 2020 (the “Completion Date”). In addition, in the event that the Participant’s employment with the Company terminates for any reason other than a Qualifying Termination (as defined in the Letter Agreement) prior to the Completion Date and a Change of Control (as defined in the Letter Agreement), such Participant will be required to repay the Participant’s Retention Bonus to the Company, net of certain tax adjustments.

2

A total aggregate of approximately $39.4 million was approved for payment under the retention programs for the Company’s U.S. salaried exempt employees for 2020, including for the Company’s executive officers named below. The amount of the Retention Bonuses paid to our President and CEO and named executive officers were: (1) $3,600,000 for President and Chief Executive Officer Douglas Boothe; (2) $1,489,500 for Chief Financial Officer Duane Portwood; (3) $1,451,400 for General Counsel Joseph Bonaccorsi; and (4) $1,155,000 for Chief Commercial Officer Jonathan Kafer. The retention programs for the Company's executive officers and other U.S. salaried exempt employees replace the traditional incentive compensation programs for 2020.

The above summary of the Retention Program is qualified in its entirety by reference to the complete terms and conditions as set forth in the Letter Agreement, the form of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

10.1	Form Letter Agreement

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

3

Exhibit No.	Description of Exhibit
10.1	Form Letter Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2020

Akorn, Inc.

By:	/s/ Duane A. Portwood
Name: Duane A. Portwood
Title: Chief Financial Officer

5